Exhibit 99.1

FOR IMMEDIATE RELEASE February 6, 2013	CONTACTS:
	News Media Ruben Rodriguez	(202) 624-6620

	Financial Community Douglas Bonawitz	(202) 624-6129

WGL Holdings, Inc. Reports First Quarter Fiscal Year 2013 Financial Results and

Raises Annual Dividends;

Affirms Fiscal Year 2013 Non-GAAP Guidance

•	Consolidated earnings per share up – $1.01 per share vs. $0.98 per share for the same quarter of the prior year

•	Consolidated non-GAAP operating earnings per share up – $1.14 per share vs. $1.13 per share for the same quarter of prior year

•	37th consecutive annual increase in common stock dividend – raised $0.08 per share to $1.68

•	Earnings Guidance for fiscal year 2013 – affirming a range from $2.37 to $2.49 per share for non-GAAP operating earnings and updating GAAP earnings to a range of $2.35 to $2.47 per share

Consolidated Results

WGL Holdings, Inc. (NYSE: WGL), the parent company of Washington Gas Light Company (Washington Gas) and other energy-related subsidiaries, today reported net income determined in accordance with generally accepted accounting principles in the United States of America (GAAP) for the quarter ended December 31, 2012 of $52.4 million, or $1.01 per share, compared to net income of $50.4 million, or $0.98 per share, reported for the quarter ended December 31, 2011.

Financial performance is also evaluated based on non-GAAP operating earnings (loss). Non-GAAP operating earnings (loss) excludes the effects of: (i) unrealized mark-to-market gains (losses) on energy-related derivatives for our regulated utility and retail energy marketing segments; (ii) certain gains and losses associated with optimizing the utility segment’s system capacity assets; (iii) changes in the measured value of our inventory for our wholesale energy solutions segment; (iv) the financial effects of warm or cold weather that exceeds weather protection for our regulated utility segment and (v) certain unusual transactions. Refer to “Use of Non-GAAP Operating Earnings (Loss)” and supporting reconciliations attached to this news release for a detailed discussion of management’s use of non-GAAP operating earnings, as well as reconciliations of net income determined in accordance with GAAP to non-GAAP operating earnings (loss) for both our consolidated and segment results.

For the quarter ended December 31, 2012, non-GAAP operating earnings were $58.9 million, or $1.14 per share, compared to non-GAAP operating earnings of $58.1 million, or $1.13 per share, for the same quarter of the prior fiscal year.

Since last year, we have made certain changes to our operating segments reporting to reflect the growth of our non-utility business activities and the impact of those activities on our financial performance. All activities of WGSW, Inc. (WGSW) are now reported within the Commercial Energy Systems segment. WGSW had previously been reported within “Other Activities”. As these operations align with those of the Commercial Energy Systems segment, management has begun analyzing results and making decisions on this combined set of activities. Prior period operating segment information has been recast to reflect this new classification.

“We are happy to announce first quarter non-GAAP earnings of $1.14 per share which, in spite of a very mild start to the winter heating season, still reflect an increase over our prior year earnings” said Terry D. McCallister, Chairman and Chief Executive Officer of WGL Holdings. “Our regulated utility continues to deliver strong and predictable results, and I am pleased that several of our non-utility segments showed an increased contribution to earnings following strategic investments that we have made in recent years. Our Commercial Energy Systems segment now has 15.6 megawatts of commercial solar generating capacity on line and contributed $0.02 to per share earnings in the quarter. We believe we are on track to achieve our earnings target and are maintaining our range for non-GAAP earnings guidance.”

“I am also pleased to announce an eight-cent increase in our annual dividend to an annual rate of $1.68 per share. This 5% increase is greater than our recent average of 3%, and it reflects confidence in both our strategic plan and our ability to continue to deliver increased earnings and value to our shareholders. It also marks the 37th consecutive year of dividend increases for shareholders of WGL Holdings and a record of uninterrupted dividends going back 162 years.”

Comparative First Quarter Results by Business Segment

Regulated Utility

For the quarter ended December 31, 2012, our regulated utility segment reported a net income of $38.7 million, or $0.75 per share, compared to net income of $44.4 million, or $0.86 per share, reported for the same quarter of the prior fiscal year. After adjustments, non-GAAP operating earnings for the regulated utility segment were $43.9 million, or $0.85 per share, for the quarter ended December 31, 2012, compared to non-GAAP operating earnings of $44.1 million, or $0.86 per share, for the same quarter of the prior fiscal year. Non-GAAP operating earnings were essentially unchanged as a result of offsetting items. Factors that lowered earnings include higher depreciation expense due to the growth in our investment in utility plant and a decrease in the recovery of carrying costs on lower average storage gas inventory balances. Factors virtually offsetting these unfavorable variances were: (i) higher revenues related to the timing of rate relief in Maryland; (ii) higher revenue due to an increase of more than 10,600 average active customer meters and (iii) a lower effective tax rate.

Retail Energy-Marketing

For the quarter ended December 31, 2012, the retail energy-marketing segment reported net income of $13.0 million, or $0.25 per share, an increase of $12.2 million, or $0.23 per share, over net income of $0.8 million, or $0.02 per share, reported for the same quarter of the prior fiscal year. Non-GAAP operating earnings for the retail energy-marketing segment were $12.0 million, or $0.23 per share, for the quarter ended December 31, 2012, compared to non-GAAP operating earnings of $13.1 million, or $0.25 per share, for the same quarter of the prior fiscal year.

Non-GAAP operating earnings reflect lower realized electric margins due to quarterly fluctuations in the pattern of margin recognition, partially offset by increased sales volumes versus the same quarter of the prior year. Realized natural gas margins were virtually unchanged versus the same quarter of the prior year. The pattern of margin recognition that the retail energy-marketing segment realizes in a given quarter varies from year to year. Operating expenses declined due to lower customer acquisition expenses in the current quarter compared to the same quarter of the prior fiscal year.

Commercial Energy Systems

For the quarter ended December 31, 2012, the commercial energy systems segment reported net income of $1.0 million, or $0.02 per share, an increase of $0.7 million, or $0.01 per share, over net income of $0.3 million, or $0.01 per share, for the same quarter last year. The increase in earnings is due to higher revenue from commercial solar projects in the current period and higher margins on project work for government agency customers. There were no non-GAAP adjustments for this segment for any of the periods presented.

Wholesale Energy Solutions

For the quarter ended December 31, 2012, the wholesale energy solutions segment reported net income of $1.3 million, or $0.02 per share, compared to net income of $5.2 million, or $0.10 per share, for the same period of the prior fiscal year. Non-GAAP operating earnings for the wholesale energy solutions segment were $3.5 million, or $0.07 per share, an increase of $2.5 million or $0.05 per share, over non-GAAP operating earnings of $1.0 million, or $0.02 per share for the same period of the prior fiscal year. Non-GAAP operating earnings for the year were higher than in the prior year principally due to an increase in storage margins driven by the segments ongoing investments in low-cost storage capacity.

Earnings Outlook

We are updating our GAAP earnings estimate for fiscal year 2013 to a range of $2.35 per share to $2.47 per share. This estimate includes projected fiscal year 2013 earnings from our regulated utility segment in a range of $1.62 per share to $1.68 per share and projected fiscal year 2013 earnings from our unregulated business segments in a range of $0.73 per share to $0.79 per share.

We are affirming our non-GAAP consolidated earnings estimate for fiscal year 2013 in a range of $2.37 per share to $2.49 per share. This estimate includes projected fiscal year 2013 non-GAAP operating earnings from our regulated utility segment in a range of $1.70 per share to $1.76 per share, and projected fiscal year 2013 non-GAAP operating earnings from our unregulated business segments in a range of $0.67 per share to $0.73 per share. Refer to the “Reconciliation of GAAP Earnings Guidance to Non-GAAP Earnings Guidance” attached to this press release for a reconciliation of our GAAP earnings per share estimate to our estimate based on non-GAAP operating earnings per share.

We assume no obligation to update this guidance. The absence of any statement by us in the future should not be presumed to represent an affirmation of this earnings guidance. For the assumptions underlying this guidance, please refer to the slides accompanying our webcast that will be posted to the WGL Holdings website, www.wglholdings.com.

Other Information

We will hold a conference call at 10:30 a.m. Eastern Time on February 7, 2013, to discuss our first quarter fiscal year 2013 financial results. The live conference call will be available to the public via a link located on the WGL Holdings website, www.wglholdings.com. To hear the live webcast, click on the “Webcast” link located on the home page of the referenced site. The webcast and related slides will be archived on the WGL Holdings website through March 7, 2013.

Headquartered in Washington, D.C., WGL Holdings, Inc. has four operating segments: (i) the regulated utility segment which primarily consists of Washington Gas, a natural gas utility that serves over one million customers throughout metropolitan Washington, D.C., and the surrounding region; (ii) the retail-energy marketing segment which consists of Washington Gas Energy Services, Inc., a third-party marketer that competitively sells natural gas and electricity; (iii) the commercial energy systems segment which consists of Washington Gas Energy Systems, Inc., a provider of design-build energy efficiency solutions to government and commercial clients, commercial solar projects, and the operations of WGSW, a holding company formed to invest in alternative energy assets and (iv) the wholesale energy solutions segment which consists of Capitol Energy Ventures Corp., an asset optimization business that acquires, manages and optimizes natural gas storage and transportation assets. Additional information about WGL Holdings, Inc. is available on our website, www.wglholdings.com.

Unless otherwise noted, earnings per share amounts are presented on a diluted basis, and are based on weighted average common and common equivalent shares outstanding.

Please see the attached comparative statements for additional information on our operating results. Also attached to this news release are reconciliations of net income determined in accordance with GAAP to non-GAAP operating earnings (loss) for both our consolidated and segment results as well as reconciliations of our GAAP earnings guidance to our non-GAAP earnings guidance.

Forward-Looking Statements

This news release and other statements by us include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the outlook for earnings, revenues and other future financial business performance or strategies and expectations. Forward-looking statements are typically identified by words such as, but not limited to, “estimates,” “expects,” “anticipates,” “intends,” “believes,” “plans,” and similar expressions, or future or conditional verbs such as “will,” “should,” “would,” and “could.” Although we believe such forward-looking statements are based on reasonable assumptions, we cannot give assurance that every objective will be achieved. Forward-looking statements speak only as of today, and we assume no duty to update them. Factors that could cause actual results to differ materially from those expressed or implied include, but are not limited to, general economic conditions and the factors discussed under the “Risk Factors” heading in our most recent annual report on Form 10-K and other documents we have filed with, or furnished to, the U.S. Securities and Exchange Commission.

WGL Holdings, Inc.

Consolidated Balance Sheets

(Unaudited)

	December 31,	September 30,
(In thousands)	2012	2012

ASSETS
Property, Plant and Equipment
At original cost	$3,854,531	$3,807,036
Accumulated depreciation and amortization	(1,153,438)	(1,139,623)

Net property, plant and equipment	2,701,093	2,667,413

Current Assets
Cash and cash equivalents	4,584	10,263
Accounts receivable, net	543,921	369,907
Storage gas	280,362	283,008
Other	182,107	169,583

Total current assets	1,010,974	832,761

Deferred Charges and Other Assets	628,870	610,773

Total Assets	$4,340,937	$4,110,947

CAPITALIZATION AND LIABILITIES
Capitalization
Common shareholders’ equity	$1,302,914	$1,269,556
Washington Gas Light Company preferred stock	28,173	28,173
Long-term debt	553,694	589,202

Total capitalization	1,884,781	1,886,931

Current Liabilities
Notes payable and current maturities of long-term debt	398,400	247,718
Accounts payable and other accrued liabilities	297,199	270,387
Other	274,613	238,910

Total current liabilities	970,212	757,015

Deferred Credits	1,485,944	1,467,001

Total Capitalization and Liabilities	$4,340,937	$4,110,947

WGL Holdings, Inc.

Consolidated Statements of Income

(Unaudited)

	Three Months Ended December 30,
(In thousands, except per share data)	2012	2011
OPERATING REVENUES
Utility	$347,933	$364,147
Non-utility	338,803	363,610

Total Operating Revenues	686,736	727,757

OPERATING EXPENSES
Utility cost of gas	142,970	155,309
Non-utility cost of energy-related sales	299,149	335,862
Operation and maintenance	83,502	81,624
Depreciation and amortization	27,304	24,240
General taxes and other assessments	39,066	36,797

Total Operating Expenses	591,991	633,832

OPERATING INCOME	94,745	93,925
Other Income — Net	545	1,041
Interest Expense	9,193	9,822

INCOME BEFORE INCOME TAXES	86,097	85,144
INCOME TAX EXPENSE	33,379	34,376

NET INCOME	52,718	50,768
Dividends on Washington Gas Light Company preferred stock	330	330

NET INCOME APPLICABLE TO COMMON STOCK	$52,388	$50,438

AVERAGE COMMON SHARES OUTSTANDING
Basic	51,631	51,438
Diluted	51,688	51,533

EARNINGS PER AVERAGE COMMON SHARE
Basic	$1.01	$0.98
Diluted	$1.01	$0.98

Net Income (Loss) Applicable To Common Stock — By Segment ($000):

Regulated utility	$38,666	$44,406

Non-utility operations:
Retail energy-marketing	13,021	846
Commercial energy systems	1,038	298
Wholesale energy solutions	1,276	5,237
Other activities	(1,613)	(349)

Total non-utility	13,722	6,032

NET INCOME APPLICABLE TO COMMON STOCK	$52,388	$50,438

WGL Holdings, Inc.

Consolidated Financial and Operating Statistics

(Unaudited)

FINANCIAL STATISTICS
					Twelve Months Ended December 31

					2012	2011

Closing Market Price — end of period					$39.19	$44.22
52-Week Market Price Range					$44.97-$35.96	$44.99-$34.71
Price Earnings Ratio					14.3	22.2
Annualized Dividends Per Share					$1.60	$1.55
Dividend Yield					4.1%	3.5%
Return on Average Common Equity					11.2%	8.4%
Total Interest Coverage (times)					7.3	5.3
Book Value Per Share — end of period					$25.23	$24.00
Common Shares Outstanding — end of period (thousands)					51,651	51,484

UTILITY GAS STATISTICS

	Three Months Ended December 31,				Twelve Months Ended December 31,

(In thousands)	2012		2011		2012	2011

Operating Revenues
Gas Sold and Delivered
Residential — Firm	$221,411		$231,150		$687,937	$775,555
Commercial and Industrial — Firm	51,128		52,092		154,565	182,536
Commercial and Industrial — Interruptible	488		549		1,524	2,257
Electric Generation	275		183		1,192	1,008

	273,302		283,974		845,218	961,356

Gas Delivered for Others
Firm	54,315		57,507		170,418	179,314
Interruptible	14,085		12,944		47,264	48,619
Electric Generation	81		138		670	527

	68,481		70,589		218,352	228,460

	341,783		354,563		1,063,570	1,189,816
Other	6,150		9,584		29,570	29,618

Total	$347,933		$364,147		$1,093,140	$1,219,434

	Three Months Ended December 31,				Twelve Months Ended December 31,

(In thousands of therms)	2012		2011		2012	2011

Gas Sales and Deliveries
Gas Sold and Delivered
Residential — Firm	209,492		183,200		566,497	622,587
Commercial and Industrial — Firm	55,414		49,497		155,432	165,665
Commercial and Industrial — Interruptible	704		705		2,042	2,486

	265,610		233,402		723,971	790,738

Gas Delivered for Others
Firm	150,460		140,661		446,496	475,036
Interruptible	76,037		71,947		247,121	257,039
Electric Generation	51,217		7,827		386,707	132,071

	277,714		220,435		1,080,324	864,146

Total	543,324		453,837		1,804,295	1,654,884

WASHINGTON GAS ENERGY SERVICES

Natural Gas Sales
Therm Sales (thousands of therms)	210,890		182,733		638,577	644,636

Number of Customers (end of period)	174,000		177,100		174,000	177,100

Electricity Sales
Electricity Sales (thousands of kWhs)	2,803,717		2,512,580		12,086,009	10,857,998

Number of Accounts (end of period)	186,800		194,400		186,800	194,400

UTILITY GAS PURCHASED EXPENSE
(excluding asset optimization)	51.23	¢	67.33	¢	54.41 ¢	68.18	¢

HEATING DEGREE DAYS

Actual	1,309		1,194		3,151	3,688
Normal	1,348		1,350		3,797	3,774
Percent Colder (Warmer) than Normal	(2.9)%		(11.6)%		(17.0)%	(2.3)%

Average Active Customer Meters	1,099,176		1,088,528		1,096,622	1,087,529

WGL HOLDINGS, INC.

USE OF NON-GAAP OPERATING EARNINGS (LOSS)

(Unaudited)

The attached reconciliations are provided to clearly identify adjustments made to net income calculated in accordance with GAAP to derive non-GAAP operating earnings (loss). Management believes non-GAAP operating earnings (loss) provides a more meaningful representation of our earnings from ongoing operations by adjusting for the effects of: (i) unrealized mark-to-market gains and losses from energy-related derivatives for our regulated utility and retail marketing operations; (ii) certain gains and losses associated with optimizing the utility segment’s capacity assets; (iii) changes in the measured value of our inventory for our wholesale energy solutions segment; (iv) the financial effects of warmer-than-normal/colder-than-normal weather that exceeds weather protection for our regulated utility segment and (v) certain unusual transactions. This presentation facilitates analysis by providing a consistent and comparable measure to help management, investors and analysts better understand and evaluate our operating results and performance trends, and assist in analyzing period-to-period comparisons. Additionally, we use this non-GAAP measure to report to the board of directors and to evaluate management’s performance. The economic substance underlying our adjustments to calculate non-GAAP operating earnings (loss) is as follows:

•

We exclude unrealized mark-to-market adjustments for our energy-related derivatives for our regulated utility and retail energy-marketing operations to provide a more transparent and accurate view of the ongoing financial results of our operations and to be consistent with regulatory sharing requirements. For our regulated utility segment, we use derivatives to substantially lock in a future profit. This profit does not change even though the unrealized fair value of the underlying derivatives may change period-to-period, until settlement. Additionally, for the regulated utility segment, sharing with customers is based on realized profit, and does not factor in unrealized gains and losses. For our retail energy-marketing segment, we use derivatives to lock in a price for energy supplies to match future retail sales commitments. These derivatives are subject to mark-to-market treatment, while most of the corresponding retail sales contracts are not. With the exception of certain transactions related to the optimization of system capacity assets as discussed below, when these derivatives settle, the realized economic impact is reflected in our non-GAAP operating results, as we are only removing interim unrealized mark-to-market amounts.

•

We adjust for certain gains and losses associated with the optimization of the regulated utility segment’s capacity assets. Transactions to optimize our system storage capacity assets are structured to lock in a profit that is recognized, for regulatory purposes, as the natural gas is delivered to end-use customers. These transactions may result in gains and losses that consist of: (i) the settlement of physical and financial derivatives related to the management of our storage inventory and (ii) lower-of-cost or market adjustments from the difference between the cost of physical inventory compared to the amount realized through rates when the inventory is ultimately delivered to customers. In our GAAP results, due to timing differences between when the physical and financial transactions settle, and when the natural gas is sold to the end-use customer, gains and losses associated with our storage optimization strategy may be spread across different reporting periods. For purposes of calculating non-GAAP operating earnings (loss), gains and losses associated with these transactions are included in the reporting period when the gas is delivered to the end-use customer and the ultimate profit is realized for regulatory purposes. These adjustments reflect a better matching between the economic costs and benefits of the overall optimization strategy.

We also exclude valuation adjustments to the carrying value of non-system natural gas storage inventory in our regulated utility segment. This inventory is held solely to support asset optimization transactions. Valuation adjustments to reflect lower-of-cost or market under current accounting standards may not be representative of the margins that will be realized and shared with our utility ratepayers. Non-GAAP earnings reflect actual margins realized based on the unadjusted historical cost in storage when inventory is withdrawn and sold.

•

Our non-utility wholesale energy solutions segment owns natural gas storage inventory in connection with its asset optimization strategies. Certain storage inventory is economically hedged with physical sales contracts. We adjust the value of that inventory using the same forward price that is used to calculate the fair value of the related physical sales contracts under derivative accounting requirements. The remaining storage optimization inventory is valued using delivered market prices for the month following the end of the reporting period. This adjustment also includes the estimated effects of certain sharing mechanisms on all of our non-GAAP unrealized gains and losses. Adjusting our storage optimization inventory in this fashion allows our reported non-GAAP earnings to better align with the settlement of both our physical and financial transactions and allows investors and management to better analyze the results of our non-utility asset optimization strategies.

•

Washington Gas has a weather protection strategy designed to neutralize the estimated financial effects of weather. To the extent, however, the financial effects of warm or cold weather exceed our weather protection, we will exclude these effects from non-GAAP operating earnings (loss). Utilization of normal weather is an industry standard, and it is our practice to evaluate our rate-regulated revenues by utilizing normal weather and to provide estimates and guidance on the basis of normal weather.

•	We exclude certain unusual transactions that may be the result of regulatory or legal decisions, or items that we may deem outside of the ordinary course of business.

There are limits in using non-GAAP operating earnings (loss) to analyze our results, as they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. In addition, using non-GAAP operating earnings (loss) per share to analyze our earnings may have limited value as it excludes certain items that may have a material impact on our reported financial results. We compensate for these limitations by providing investors with the attached reconciliations to net income, the most directly comparable GAAP financial measure.

WGL HOLDINGS, INC. (Consolidating by Segment)

RECONCILIATION OF GAAP NET INCOME (LOSS) TO

NON-GAAP OPERATING EARNINGS (LOSS)

(Unaudited)

Three Months Ended December 31, 2012

(In thousands, except per share data)	Regulated Utility	Retail Energy- Marketing	Commercial Energy Systems	Wholesale Energy Solutions	Other Activities	Consolidated

GAAP net income (loss)	$38,666	$13,021	$1,038	$1,276	$(1,613)	$52,388
Adjusted for (items shown after-tax):
Unrealized mark-to-market loss (gain) on energy-related derivatives (a)	5,205	(1,055)	-	-	-	4,150
Storage optimization program (b)	(90)	-	-	-	-	(90)
Weather derivative products (c)	143	-	-	-	-	143
Change in measured value of inventory (d)	-	-	-	2,271	-	2,271

Non-GAAP operating earnings (loss)	$43,924	$11,966	$1,038	$3,547	$(1,613)	$58,862

GAAP diluted earnings (loss) per average common share (51,688 shares)	$0.75	$0.25	$0.02	$0.02	$(0.03)	$1.01
Per share effect of non-GAAP adjustments	0.10	(0.02)	-	0.05	-	0.13

Non-GAAP operating earnings (loss) per share	$0.85	$0.23	$0.02	$0.07	$(0.03)	$1.14

Three Months Ended December 31, 2011

(In thousands, except per share data)	Regulated Utility	Retail Energy- Marketing	Commercial Energy Systems	Wholesale Energy Solutions	Other Activities	Consolidated

GAAP net income (loss)	$44,406	$846	$298	$5,237	$(349)	$50,438
Adjusted for (items shown after-tax):
Unrealized mark-to-market loss (gain) on energy-related derivatives (a)	(212)	12,209	-	-	-	11,997
Storage optimization program (b)	138	-	-	-	-	138
Weather derivative products (c)	(228)	-	-	-	-	(228)
Change in measured value of inventory (d)	-	-	-	(4,238)	-	(4,238)

Non-GAAP operating earnings (loss)	$44,104	$13,055	$298	$999	$(349)	$58,107

GAAP diluted earnings (loss) per average common share (51,533 shares)	$0.86	$0.02	$0.01	$0.10	$(0.01)	$0.98
Per share effect of non-GAAP adjustments	-	0.23	-	(0.08)	-	0.15

Non-GAAP operating earnings (loss) per share	$0.86	$0.25	$0.01	$0.02	$(0.01)	$1.13

(Footnote references are described on the following page.)

WGL HOLDINGS, INC. (Consolidated by Quarter)

RECONCILIATION OF GAAP NET INCOME (LOSS) TO

NON-GAAP OPERATING EARNINGS (LOSS)

(Unaudited)

Fiscal Year 2013

	Quarterly Period Ended

(In thousands, except per share data)	Dec. 31	Mar. 31	Jun. 30	Sept. 30	Fiscal Year

GAAP net income	$52,388				$52,388
Adjusted for (items shown after-tax):
Unrealized mark-to-market loss on energy-related derivatives (a)	4,150				4,150
Storage optimization program (b)	(90)				(90)
Weather derivative products (c)	143				143
Change in the measured value of inventory (d)	2,271				2,271

Non-GAAP operating earnings	$58,862				$58,862

Diluted average common shares outstanding	51,688				51,688

GAAP diluted earnings per average common share	$1.01				$1.01
Per share effect of non-GAAP adjustments	0.13				0.13

Non-GAAP operating earnings per share	$1.14				$1.14

Fiscal Year 2012

	Quarterly Period Ended

(In thousands, except per share data)	Dec. 31	Mar. 31	Jun. 30	Sept. 30	Fiscal Year

GAAP net income	$50,438				$50,438
Adjusted for (items shown after-tax):
Unrealized mark-to-market loss on energy-related derivatives (a)	11,997				11,997
Storage optimization program (b)	138				138
Weather derivative products (c)	(228)				(228)
Change in the measured value of inventory (d)	(4,238)				(4,238)

Non-GAAP operating earnings	$58,107				$58,107

Diluted average common shares outstanding	51,533				51,533

GAAP diluted earnings per average common share	$0.98				$0.98
Per share effect of non-GAAP adjustments	0.15				0.15
Non-GAAP operating earnings per share	$1.13				$1.13

Footnotes:

(a)	Adjustments to eliminate the change in the unrealized mark-to-market positions of our energy-related derivatives for regulated utility and retail energy-marketing that were recorded to income during the period. For the regulated utility segment, the portion of our unrealized mark-to-market gains and losses that are not recognized as being shared with customers are recorded directly to income for GAAP purposes. All unrealized mark-to-market gains and losses for the retail energy-marketing segment are recorded directly to income.
(b)	Adjustments to shift the timing of storage optimization margins from the periods recognized for GAAP purposes to the periods in which such margins are recognized for regulatory sharing purposes. In addition, lower-of-cost or market adjustments related to system and non-system storage optimization are eliminated for non-GAAP reporting, since the margins will be recognized for regulatory purposes when the withdrawals are made at the unadjusted historical cost of storage inventory.
(c)	Represents weather derivatives that are recorded at fair value rather than being valued based on actual variations from normal weather. Thus, any portion of recorded fair value that is not directly offset by an increase/decrease in revenue due to weather is excluded for non-GAAP purposes.
(d)	Adjustments to reflect storage inventory at market or at a value based on the price used to value the physical forward sales contract that is economically hedging the storage inventory. This adjustment also includes the estimated effects of certain sharing mechanisms on all of our non-GAAP unrealized gains and losses.

WGL HOLDINGS, INC.

RECONCILIATION OF GAAP EARNINGS GUIDANCE TO

NON-GAAP EARNINGS GUIDANCE

FISCAL YEAR ENDING SEPTEMBER 30, 2013

Consolidated

	Low	High

GAAP Earnings Per Share Guidance Range	$2.35	$2.47
Adjusted for:
Unrealized mark-to-market gain on energy-related derivatives (a)	(0.01)	(0.01)
Storage optimization program (b)	(0.01)	(0.01)
Change in measured value of inventory (c)	0.04	0.04

Non-GAAP Operating Earnings Per Share Guidance Range	$2.37	$2.49

Regulated Utility Segment

	Low	High

GAAP Earnings Per Share Guidance Range	$1.62	$1.68
Adjusted for:
Unrealized mark-to-market loss on energy-related derivatives (a)	0.09	0.09
Storage optimization program (b)	(0.01)	(0.01)

Non-GAAP Operating Earnings Per Share Guidance Range	$1.70	$1.76

Unregulated Business Segments

	Low	High

GAAP Earnings Per Share Guidance Range	$0.73	$0.79
Adjusted for:
Unrealized mark-to-market gain on energy-related derivatives (a)	(0.10)	(0.10)
Change in measured value of inventory (c)	0.04	0.04

Non-GAAP Operating Earnings Per Share Guidance Range	$0.67	$0.73

Footnotes:

(a)	Represents the estimated reversal of certain of our existing unrealized mark-to-market positions related to our energy derivatives for regulated utility and retail energy-marketing that will be recorded to income during fiscal year 2013. For the regulated utility segment, the portion of our unrealized mark-to-market gains and losses that are not recognized as being shared with customers are recorded directly to income for GAAP purposes. All unrealized mark-to-market gains and losses for the retail-energy marketing segment are recorded directly to income.
(b)	Adjustments to shift the timing of storage optimization margins from the periods recognized for GAAP purposes to the periods in which such margins are recognized for regulatory sharing purposes. In addition, lower-of-cost or market adjustments related to system and non-system storage optimization are eliminated for non-GAAP reporting, since the margins will be recognized for regulatory purposes when the withdrawals are made at the unadjusted historical cost of storage inventory.
(c)	Adjustments to reflect storage inventory at market or at a value based on the price used to value the physical forward sales contract that is economically hedging the storage inventory. This adjustment also includes the estimated effects of certain sharing mechanisms on all of our non-GAAP unrealized gains and losses.